UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 10, 2011

Cole Credit Property Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51962	20-0939158
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2555 East Camelback Road, Suite 400, Phoenix, Arizona 85016
(Address of principal executive offices; zip code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

Determination of Estimated Per Share Value

Cole Credit Property Trust, Inc. (the “Company,” “we,” “us” and “our”) is reporting an estimated per share value of its common stock for purposes of assisting fiduciaries of plans subject to the annual reporting requirements of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and IRA trustees or custodians, in preparing reports relating to an investment in the Company’s shares.  The Company’s board of directors established an estimated value of the Company’s common stock, as of December 31, 2010, of $7.65 per share.   This is unchanged from the estimated per share value of the Company’s common stock established by the board of directors as of December 31, 2009.

Methodology

In determining an estimated value of the Company’s shares, the board of directors relied upon information provided by an independent consultant that specializes in valuing commercial real estate companies, and the board’s experience with, and knowledge about, the Company’s real estate portfolio and debt obligations.  The board relied on valuation methodologies that are commonly used in the commercial real estate industry, including, among others, a discounted cash flow analysis, which projects a range of the estimated future stream of cash flows reasonably likely to be generated by the Company’s portfolio of properties, and discounts the projected future cash flows to a present value.  In addition, the board reviewed current, historical and projected capitalization rates for commercial properties similar to the properties owned by the Company, and the values of publicly traded REITs with portfolios comparable to the Company’s portfolio.  The board also took into account the estimated value of the Company’s other assets and liabilities, including a reasonable estimate of the value of the Company’s debt obligations.

Limitations of the Estimated Share Value

As with any valuation methodology, the methodologies utilized by our board of directors, in reaching an estimate of the value of the Company’s shares, are based upon a number of estimates, assumptions, judgments and opinions that may, or may not, prove to be correct.  The use of different estimates, assumptions, judgments or opinions would likely have resulted in significantly different estimates of the value of the Company’s shares.  In addition, the board’s estimate of share value is not based on fair values of the Company’s real estate, as determined by generally accepted accounting principles, as the Company’s book value for most real estate is based on the amortized cost of the property, subject to certain adjustments.

Furthermore, in reaching an estimate of the value of the Company’s shares, the board did not include a liquidity discount, in order to reflect the fact that the Company’s shares are not currently traded on a national securities exchange; a discount for debt that may include a prepayment obligation or a provision precluding assumption of the debt by a third party; or the costs that are likely to be incurred in connection with an appropriate exit strategy, whether that strategy might be a listing of the Company’s shares of common stock on a national securities exchange, a merger of the Company, or a sale of the Company’s portfolio.  As a result, there can be no assurance that:

•	any stockholder will be able to realize the estimated share value, upon attempting to sell their shares;

•
the Company will be able to achieve, for our stockholders, the estimated value per share, upon a listing of the Company’s shares of common stock on a national securities exchange, a merger of the Company, or a sale of the Company’s portfolio; or

•
the estimated share value, or the methodologies used by the board to estimate the share value, will be found by any regulatory authority to comply with ERISA,  Internal Revenue Code or other regulatory requirements.

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Share Redemption Program

The Company’s share redemption program provides that the Company’s board of directors must determine at the beginning of each fiscal year the maximum amount of shares that the Company may redeem during that year.  The Company’s board of directors has determined that the Company will not redeem any shares pursuant to its share redemption program during the year ending December 31, 2011.

Forward-looking Statements

Certain statements contained in this Current Report on Form 8-K, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable by law. Such statements include, in particular, statements about our plans, strategies, and prospects and are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “would,” “could,” “should,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date this report is filed with the Securities and Exchange Commission (“SEC”). We make no representation or warranty (express or implied) about the accuracy of any such forward-looking statements contained in this Current Report on Form 8-K, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated : January 13, 2011	COLE CREDIT PROPERTY TRUST, INC.
	By:	/s/ D. Kirk McAllaster, Jr.
	Name:	D. Kirk McAllaster, Jr.
	Title:	Executive Vice President and Chief Financial Officer (Principal Financial Officer)